SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K





                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                          Date of Report: May 26, 2000
                                          ------------

                           D & E COMMUNICATIONS, INC.
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             (Exact Name of Registrant as Specified in its Charter)



         Pennsylvania                               000-20709                          23-2837108
----------------------------                       ------------                  ----------------------
(State or other jurisdiction                       (Commission                       (IRS Employer
       of incorporation)                           File Number)                  Identification Number)




Brossman Business Complex, 124 East Main Street, P. O. Box 458, Ephrata, PA             17522
---------------------------------------------------------------------------           ----------
            (Address of principal executive offices)                                  (Zip Code)



       Registrant's telephone number, including area code: (717) 733-4101
                                                           --------------

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                           D & E Communications, Inc.



Item 5. Other events.

     The Registrant indirectly holds a one-third ownership interest in PenneCom B.V. (PenneCom), a provider of local exchange telephone and data transmission services in Central Europe. As reported in the Registrant's Report on Form 10-Q for the quarter ended March 31, 2000, a dispute arose between Boles Knop & Company, L.L.C. (Boles) and PenneCom, and several other parties affiliated with PenneCom, regarding fees due under the terms of an investment banking agreement with Boles. On May 26, 2000, a settlement agreement was signed resolving all claims relating to the dispute. Pursuant to the settlement agreement, PenneCom made a payment of $1,250,000 to Boles on June 5, 2000. The parties to the settlement agreement agreed, among other things, that the payment was not an admission that any claims of Boles had merit, and acknowledged that the parties desired to avoid the expense and uncertainties of discovery and a trial. As a result of this settlement, the Registrant will include its one-third share of this expense in its equity in net losses of affiliates in its second quarter ending June 30, 2000.

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

                           D & E Communications, Inc.

                                   Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           D & E COMMUNICATIONS, INC.
                                           (Registrant)


Date: June 9, 2000                     By: /s/ Thomas E. Morell
                                           -------------------------------------
                                           Mr. Thomas E. Morell, Vice President,
                                           Chief Financial Officer and Treasurer

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